EXHIBIT 10.1

投資合作協議書

Investment Cooperation Agreement

立協議書人:

Parties to this Agreement

甲方: EOS INC.

Party A: EOS INC.

乙方: 亞視亨國際企業股份有限公司

Party B: AsiaSonic International Industrial Co., LTD.

本投資合作協議（以下簡稱「本協議」）由下美商EOS INC. FEIN：30-0873246 (NEVADA STATE)（為美國OTC掛牌上市之美國內華達州註冊公司（股票代EOSS），，以下簡稱「甲方」）及亞視亨國際企業股份有限公司（一依中華民國法律所設立及合法存續之公司，以下簡稱「乙方」，甲方及乙方以下合稱「雙方」）共同簽署。茲為甲乙雙方本於互信互利、共同創造未來的原則，立協議書人同意訂立下列條款:

This Investment Cooperation Agreement (the “Agreement”) is made and entered into by and between EOS Inc., a Nevada corporation with FEIN：30-0873246 trading over OTCMarkets with symbol EOSS ( hereinafter, “Party A”), and AsiaSonic International Industrial Co., LTD., a company formed under the laws of Republic of China ( hereinafter, “Party B”). Party A and Party B are collectively referred to as the “Parties”. The Parties adhere to the principle of mutual trust and benefit in order to build a profitable future together; for valuable considerations exchanged, the Parties have agreed to the following terms and conditions.

第一條：股份交換及方式

Article 1: Share Exchange and Method

甲方積極以投資併購模式，於生技、環保、科技、高新產業以及傳產等相關領域，並具獲利實力以及未來性之優質企業為標的，鑑於乙方極具發展優勢與市場性，經雙方商議後達成共識，甲方以乙方提供之未來五年財測、EPS及整體營業額成長等資訊，作為市值預估之依據，EOS INC.爰以新增發行之新股壹佰伍拾萬股，交換乙方已發行股份總數之百分之五十一之股份，作為受讓乙方51%出資額之投資對價。甲、乙雙方應於本協議書生效後，配合將相關出資轉讓所需文件備齊交付承辦之會計師。

Party A operates based on aggressive Acquisition and Merger models and targets businesses that are in biotechnology, environmental, technology, emerging, and traditional industries which have already established revenue generating abilities and high growth potential. In consideration of Party B’s strength in its market and future development, the Parties have come to an agreement regarding Party B’s valuation which will be determined by party B’s five year financial forecast that includes Earning Per Share and revenue growth. Party A will issue 1.5 million new shares in EOS INC stocks in exchange for the equivalent value of 51% of Party B. As soon as this Agreement takes effect, Party A and Party B shall provide all necessary documents for effecting such transfer of capital contribution to the accountant handling this matter.

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第二條：其他約定之合作內容

Article 2: Other Agreed Items of Cooperation

一、 經營管理

Business and Management

1.	本項細則由雙方另簽訂經營管理協議，所簽協議之規定均構成本合約內容之一部，與本合約具有同等之效力。

The details of this item will be in a separate Business and Management Agreement signed by the Parties, which will be a part of this Agreement and have the same effect as this Agreement.

二、 股份轉換時程

Timing of share exchange

1.甲方於進行增發新股相關程序完成後，雙方即依本約完成交換持股作業。股份轉換基準日暫定為簽約日起計算 個月，並由雙方董事會依法授權董事長或其指定之人於實際有必要時，調整股份轉換基準日。雙方應依本契約預定時程執行本案，如因故無法依契約時程完成轉換股份之程序時，雙方董事會應協商變更時程，以於實際可行的前提下儘速完成本案 。

1. Upon completion of issuance of new shares by Party A, the Parties shall execute the shares exchange based on this Agreement. Share exchange date shall be ___ months after signing of this Agreement, and can be rescheduled to another date if the CEOs or the designated person who have received the consent from the board of directors deem the reschedule as necessary. The Parties shall follow the schedule for share exchange set forth in this Agreement, and if due to various reasons cannot execute the share exchange, then the board of directors from both Parties shall mutually agree to reschedule and make the best effort to complete the share exchange when practicable.

2.乙方需依我國法令之外商投資相關規定，完成甲方之公司股東登記，並送交投審會進行檢覈通過。相關股權登記所需文件，雙方備齊交付承辦之會計師。

2. Party B shall follow the provisions of investment of foreign investors of Republic of China to complete Party A’s shareholder registration, and submit application and receive approval from the MOEAIC of Republic of China ( Ministry of Economic Affairs Investment Commission). The Parties shall provide all necessary documents for share registration to the accountant handling this matter.

2. 形象授權

Licensing

乙方目前主要行銷方向為全球汽車電子設備及車內周邊商品銷售，乙方應積極配合甲方，提供相關專業市場形象資訊（型態包括但不限於文字、圖畫、書面、LOGO、影像、平面、類比及電子檔案等），以利IPO之宣傳進行。乙方如有申請與本約相關之商標權或著作權等智慧財產權，應以一般授權及無償之方式授權予甲方，不得再以任何名目向甲方收取費用。

Party B’s business constitute of automotive electronic equipment and auto accessories. Party B shall proactively cooperate with Party A by providing related professional marketing collaterals ( including but not limited to copywriting, images, Logo, sales videos, marketing content, marketing digital files…etc.), to assist in the promotion of IPO. In case Party B has applied for Intellectual Properties such as trademark rights and Copyrights in relation to the cooperation projects, such rights shall be generally licensed to Party A at no cost and no feed may be requested of Party A on any other pretext grounds.

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第三條：陳述與保證

Article 3: Representation and Warranties of AsiaSonic

如下所述，乙方聲明並保證，在股份轉換前下列的敘述為真實正確，並認知與瞭解甲方在訂立本協議並完成股份交換時，依賴於每項聲明和保證的準確性。 聲明如下：

Party B represent and warrant to party A as stated below will be true and correct as of the Closing Date and acknowledge that party A is relying on the accuracy of each such representation and warranty in entering into this Agreement and completing the share exchange. The statements are as follow:

一、 權威性

1.	Authority

乙方擁有簽訂本協議並履行本協議義務的全部權力和權限。乙方執行、交付和履行本協議已得到其所有必要行動的正式授權。

Party B has full power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery, and performance of this Agreement by Party B have been duly authorized by all necessary action on its part.

二、 良好存續性

2.	Good standing

1.為根據其組織的司法管轄區的法律正式組織，有效存在且信譽良好。

2.擁有所有必要的權力來擁有其資產，並開展其目前正在進行的業務。

3.具有適當的資格或許可經營，並且在需要此類資格或許可的每個司法管轄區（國內和國外）均享有良好的信譽。

(i) Party B is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

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三、 無變化事實

3.	Absence of changes

除本協議另有明確規定外，乙方和其子公司均按照過往慣例在正常的過程中進行業務，並且不是或沒有下述事實：

Except as otherwise expressly contemplated by this Agreement, Party B and each of its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been

(a)	任何行動（包括其組織章程細則、經營協議或其他章程或組織文件的任何修改）、事件、或是發展中狀況是可能對公司產生個別或是合計的重大不利影響。

Any action (including any amended its articles of organization, operating agreement or other charter or organizational documents), event, occurrence, development or state of circumstances or facts that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)	任何合併、資本重組、或類似交易的當事方。

A party to any merger, recapitalization, reorganization or similar transaction

(c)	任何公司註冊證書或公司章程的修改或變更。

Any amendment or change in the Company’s certificate of incorporation or by-laws.

(d)	任何公司在會計方法，原則或慣例上的重大變更（在本協議日期之 後，GAAP要求的變更除外）。

Any material change by the Company in its accounting methods, principles or practices (other than changes required by GAAP after the date of this Agreement).

(d)	任何除正常業務過程外出售其公司及其子公司的重大資產。

Any sale of a material amount of assets of the Company and its Subsidiaries, other than in the ordinary course of business.

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(e)	乙方和其子公司的任何重大財產或資產的重大損失、損壞、或破壞（無論是否受保險）。

Any material loss, damage or destruction to any of the material properties or Assets of Party B and its subsidiaries (whether or not covered by insurance).

(f)	任何抵押、質押、假設或以任何其他方式抵押的不動產或個人資產。

Any mortgaged, pledged, hypothecated or otherwise encumbered any real or personal assets.

(g)	任何給予他人的貸款或預付款，除了在正常業務過程中按照過去慣例向客戶提供的預付款除外，並且已正確反映為”應收帳款”。

Any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past practice and that have been properly reflected as “accounts receivables”.

4. 無未披露的負債

4. Absence of Undisclosed Liabilities

在乙方財務報表中沒有任何未反映或保留的截止到2021年8月31日為止的債務、責任或其他義務（包括但不限於到期還是即將到期、無論是絕對的、應計的等定義）。

Party B has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the Party B Financial Statements as of August 31th, 2021.

5. 資產

5. Assets

a)	乙方擁有良好且有市場的資產所有權，且不含任何抵押、留置權租賃、質押、費用、產權負擔、股權或債權。

Party B has good and marketable title to the Assets, free and clear of all mortgages, liens, leases, pledges, charges, encumbrances, equities or claims.

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(b)	在其知識產權的司法管轄區，乙方所擁有的知識產權之所有註冊和申請以及所有相關權利，有確實註冊及適用效期。乙方已採取所有法律措施來維護其知識產權，否則將產生重大不利影響。

The Intellectual Property which owned by Party B, all registration and application for registration, and all associated rights, the jurisdiction (if any) in which that the Intellectual Property is registered and applicable expiry dates of all registrations. All legal steps have been taken by Party B to preserve their rights to the Intellectual Property, where failure to have done so would have Material Adverse Effect.

(c)	乙方保證所持有之上述第二條第三項授權內容未侵害任何第三人之專利權、營業秘密或其他智慧財產權。

Party B hereby represent and warrant that all Intellectual Property do not infringe upon any patents, trade secrets and/or other IP rights of any third parties.

(d)	完整披露

乙方在本協議或任何其他共同簽訂的協議、附件或證書中所作的陳述、保證、或其他聲明，均無任何不實之陳述、無遺漏和隱瞞其必須說明的重要事實、且沒有誤導。除本協議或本協議的明文規定外，並就甲乙雙方所知，概無事實或情況會單獨或總體對乙方產生重大不利影響。

No representation or warranty or other statement made by the Party B in this agreement or in any of the agreements, schedules, or certificates delivered hereunder contains any untrue statement or omits to state a material fact necessary to make it, in light of the circumstances in which it was made, not misleading. Except as specifically set forth in this agreement or the schedules hereto, to the knowledge of the Parties there are no facts or circumstances that could be expected to have, individually or in aggregate, a Material Adverse Effect.

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第四條：保密條款

Article 4: Confidentiality

本項細則由雙方另簽訂保密條款，所簽協議之規定均構成本合約內容之一部，與本合約具有同等之效力。

The Parties have signed a separate Confidential Agreement which will be a part of this Agreement and have the same effect as this Agreement.

第五條：誠信原則

Article 5: Good-Faith Principle

甲乙雙方應本於誠信原則履行本契約；如有未盡事宜，立協議書人均同意應積極本於誠信原則及公平互惠精神，另行議定條款補充之。

The Parties shall adhere to the good-faith principle in relation to this Agreement; in case of incomplete provisions, Parties hereto hereby agree to enter into discussions to devise new provisions for supplement in good faith and fairness.

第六條:釋義

Article 6: Definition

本約定條款同時以中、英文作成。中文版本與英文版本如有衝突或不一致之處，應以中文版本為準。

The Agreement has been written in Chinese and English respectively. Should there be discrepancies between the Chinese and English version, the Chinese version shall prevail.

第七條：生效條件

Article 7: Effective Condition

本合約於簽約日起生效。

This Agreement shall take effect upon the date of signature execution.

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第八條：準據法及管轄法院

Article 8: Governing Law and Court of Jurisdiction.

有關本協議書未盡事宜，悉依中華民國(臺灣)法令規定辦理。凡雙方因本協議書或違反本協議書引起之糾紛、爭議或歧見，雙方同意先本誠信原則協商之，協商不成而涉訟時，甲乙雙方特此同意以臺灣臺北地方法院為第一審管轄法院。

This agreement shall be governed and construed by the laws of Republic of China (Taiwan). In case of any dispute, claim or disagreement arising in relation to or in connection with is Agreement, parties shall first seek to resolve any such conflict by mediation in good faith; and failing which, the Parties hereby agree to submit the conflict to the Taipei District Court as the court of the first instance.

第九條：本協議之優先效力

Article 9: Precedence of this Agreement

本協議書為一完整之契約，如雙方當事人先前之任何口頭或書面協議與本協議產生衝突，以本協議約定之內容為準。

This Agreement is a complete agreement, and shall take precedence over any prior agreements that may exist between the Parties, whether orally or in writing, that are in conflict with this Agreement.

第十條：通知之方式

Article 10: Notice

1.	甲乙兩方之通訊地址以本協議書所載之地址為準，如有拒收或逾期招領掛號信時，依第一次寄發時間為準，視為已送達。

The respective addresses for the two parties of A and B as listed herein shall be such Parties’ official delivery addresses. In case of refusal to accept or delay in picking up unregistered mail, the first sending time shall be deemed the notice delivery time.

2.	如任一方之通知送達地址有變更，應以書面通知他方，未通知他方者，他方仍得按本協議書所載之地址發生合法送達效力，不因其變更實際住居所或營業地而受影響。

In case that any Party should change its delivery address, a written notice of such change should be sent to the other Party. In case of failure to notify other Party, such the other Party may continue to use the same delivery address for giving notices to that Party, and the validity of which shall not be voided because of the change of the actual residence or business address.

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第十一條：一部無效

Article 11: Severance

本協議書部分條款依法被認為無效時，其他條款仍應繼續有效。

In case any of the provisions hereof shall be deemed invalid by laws, other provisions shall nonetheless continue to take effect.

第十二條：契約份數

Article 12: Counterparts

本協議書壹式貳份，由甲乙雙方各執壹份為憑。

This agreement shall be executed in two identical counterparts and Party A and Party B shall each bear one such counterpart.

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立約人：

Parties:

甲方：EOS INC.

Party A: EOS INC.

法定代表人： 楊賀翔

Authorized Representative: HE SIANG YANG

簽名Signature: /s/ He Siang Yang

電話：02-25868300

Tel: 02-25868300

地址：台北市中山區中山北路2段162號7樓之1

Address: 7F-1, No.162, Zhongshan N Rd. Section 2, Zhongshan District, Taipei, Tawain

乙方：亞視亨國際企業股份有限公司

Party B: AsiaSonic International Industrial Co., LTD.

法定代表人： Zhu Fa You

Authorized Representative: Zhu Fa You

簽名Signature: /s/ Zhu Fa You

電話：

Tel:

地址：新北市新莊區新樹路234巷11號

Address: No.11, Lane 234, Xin Shu Road, Xinzhuang District, New Taipei City, Taiwan

西元          2021          年           8           月          28          日

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